                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Officer Long-Term Incentive Plan of McDermott International, Inc. of our reports dated May 15, 1996, with respect to the consolidated financial statements of McDermott International, Inc., and dated April 26, 1996, with respect to the combined financial statements of McDermott-ETPM West, Inc. (not presented separately therein), included in McDermott International, Inc.'s Annual Report on Form 10-K, as amended, for the year ended March 31, 1996, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP





New Orleans, Louisiana
September 18, 1996





                                      -14-